                                                                    EXHIBIT 3.54

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             WEYI BROADCASTING, LLC

         THE UNDERSIGNED is executing this Amended and Restated Limited Liability Company Agreement (this "Agreement") for the purpose of forming a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. Sections 18-101, et seq.) (the "Act"), and does hereby certify aNd agree as follows:

         1. Name. The name of the Company shall be WEYI Broadcasting, LLC, or such other name as the Managing Member may from time to time hereafter designate.

         2. Definitions. In addition to terms otherwise defined herein, the following terms are used herein as defined below:

                  "Managing Member" means TVL Broadcasting, Inc., a Delaware corporation, and all other persons or entities admitted as additional or substitute Managing Members pursuant to this Agreement, so long as they remain Managing Members.

                  "Non-Managing Members" means all persons or entities admitted as additional or substitute Non-Managing Members pursuant to this Agreement, so long as they remain Non-Managing Members and are so listed on Schedule A, if any.

                  "Members" means those persons or entities who from time to time are the Managing Member or the Non-Managing Members, if any.

         3. Purpose. The purpose of the Company shall be, directly or indirectly through subsidiaries or affiliates, to acquire, hold and maintain certain assets and governmental licenses; and to engage in any and all activities incidental or related to the foregoing and any other activities permitted to be engaged in by a limited liability company formed under the Act.

         4.       Offices.

                  (a) The principal place of business and office of the Company shall be located at, and the Company's business shall be conducted from, such place or places as the Managing Member may from time to time designate.

                  (b) The registered office of the Company in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware shall be The Corporation Service Company.

         5. Members. The name and business or residence address of each Member of the Company is set forth on Schedule A attached hereto.

         6. Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company in accordance with the Act and shall continue until dissolution of the Company in accordance with Section 15 of this Agreement.

         7.       Management of the Company.

                  (a) The Managing Member shall have the exclusive right to manage the business of the Company, and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company and, in general, all powers permitted to be exercised by a managing member under the Act, including, without limitation, the power to (i) open, maintain and close bank accounts and to take all actions it deems necessary or advisable for the administration of such accounts, (ii) appoint and designate the responsibilities of such officers of the Company from time to time as the Managing Member deems necessary or desirable and (iii) appoint, employ, or otherwise contract with any persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company; and the Managing Member may delegate to any such person or entity described in subclauses (ii) and (iii) such authority to act on behalf of the Company as the Managing Member may from time to time deem appropriate.

                  (b) No Non-Managing Member, in its status as such, shall have the right to take part in the management or control of the business of the Company or to act for or bind the Company or otherwise to transact any business on behalf of the Company.

         8.       Liability of Members; Indemnification.

                  (a) Neither a Member (including the Managing Member) nor any officer, employee or agent of the Company (including a person having more than one such capacity) shall be personally liable for any expenses, liabilities, debts or obligations of the Company solely by reason of acting in such capacity except as provided in the Act.

                  (b) To the fullest extent permitted by law, the Company shall indemnify and hold harmless the Managing Member, each Member and any officer, employee or agent of the Company from and against any and all losses, claims, damages, liabilities or expenses of whatever nature (each a "Claim"), as incurred, arising out of or relating to the management or business of the Company; provided that such indemnification shall not apply to any such person if a court of competent jurisdiction has made a final determination that such Claim resulted directly from the gross negligence, bad faith or willful misconduct of such person.

         9. Capital Contributions. Members shall make capital contributions to the Company in such amounts and at such times as they shall mutually agree.

         10. Authorized Membership Interests. The aggregate number of interests in the Company shall be comprised of 1,000 Units ("Units"), which shall be issued to each Member simultaneously herewith. Fractions of a Unit may be created and issued.

         11. Record Holders of Units. The Company shall be entitled to treat the person in whose name any Units of the Company stand on the books of the Company as the absolute owner thereof and as a Member of the Company holding the interests evidenced by those Units. The Company shall not be bound to recognize any equitable or other claim to, or interest in, such Unit or Units on the part of any other person, whether or not the Company has express or other notice of any such claim.

         12.      Evidence and Transfer of Units.

                  (a) Evidence of Units. The Units shall be represented by certificates.

                  (b) Procedure. Transfer of Units shall be made on the Unit register of the Company. No transfer shall be made inconsistent with the restriction on transfer contained in this Agreement.

                  (c) Unit Certificates. Unit certificates shall be in such form as approved by the Managing Member and shall state that the Company is organized under the laws of Delaware, the name of the person to whom issued and the number of Units and the designation of the series (if any) that the certificate represents. The Unit certificates shall be numbered and registered in the records of the Company as they are issued and shall be signed by the Managing Member of the Company.

                  (d) Lost, Destroyed or Mutilated Certificates. The holder of any Unit certificate shall immediately notify the Company of any loss, destruction or mutilation of the certificate, and the Managing Member may, in its discretion, cause a new certificate to be issued to the holder, provided that the Company is properly indemnified.

         13.      Assignments of Membership Interest.

                  (a) No Non-Managing Member may sell, assign, pledge or otherwise transfer or encumber (collectively "transfer") all or any part of its interest in the Company, nor shall any Non-Managing Member have the power to substitute a transferee in its place as a substitute Non-Managing Member, without, in either event, having obtained the prior written consent of the Managing Member, which consent may be given or withheld in its sole discretion.

                  (b) The Managing Member may not transfer all or any part of its interest in the Company, nor shall the Managing Member have the power to substitute a transferee in its place as a substitute Managing Member, without, in either event, having obtained the consent of all of the Non-Managing Members.

         14. Withdrawal. No Non-Managing Member shall have the right to withdraw from the Company except with the consent of the Managing Member and upon such terms and conditions as may be specifically agreed upon between the Managing Member and the withdrawing Non-Managing Member. The provisions hereof with respect to distributions upon withdrawal are exclusive and no Non-Managing Member shall be entitled to claim any further or different distribution upon withdrawal under Section 18-604 of the Act or otherwise.

         15. Additional Members. The Managing Member shall have the right to admit additional Non-Managing Members upon such terms and conditions, at such time or times, and for such capital contributions as shall be determined by the Managing Member; and in connection with any such admission, the Managing Member shall have the right to amend Schedule A hereof to reflect the name, address and capital contribution of the admitted Non-Managing Member.

         16. Allocations and Distributions. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Managing Member may determine. Distributions shall be made to (and profits and losses shall be allocated among) Members pro rata in accordance with the amount of their contributions to the Company as set forth on Schedule A hereto.

         17. Return of Capital. No Non-Managing Member has the right to receive, and the Managing Member has absolute discretion to make, any distributions to a Non-Managing

Member, which include a return of all or any part of such Non-Managing Member's capital contribution, provided that upon the dissolution of the Company, the assets of the Company shall be distributed as provided in Section 18-804 of the Act.

         18. Dissolution. The Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

                  (a) The determination of the Managing Member to dissolve the Company; or

                  (b) The bankruptcy or dissolution of the Managing Member or the occurrence of any other event which terminates the continued membership of the Managing Member in the Company; provided, however, that the Company shall not be dissolved if, within ninety (90) days after the occurrence of such event, all remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of the date of such event, of one (1) or more additional Members of the Company.

         19. Amendments. Subject to Section 15, this Agreement may be amended only upon the written consent of all Members.

         20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of November 1, 2002.

                                    TVL BROADCASTING, INC., the Sole Managing
                                    Member of WEYI Broadcasting, LLC


                                    By: /s/ Denise M. Parent
                                        Denise M. Parent
                                        Vice President -- Deputy General Counsel

                                                                      SCHEDULE A

                             WEYI BROADCASTING, LLC
                                    MEMBERS

                                                                                          CAPITAL
          NAME                                     ADDRESS                              CONTRIBUTION        UNITS
          ----                                     -------                              ------------        -----

MANAGING MEMBER:

TVL Broadcasting, Inc.                   Four Richmond Square, Suite 200
(f/k/a STC Broadcasting, Inc.)           Providence, RI 02906                             $100.00           1,000

NON-MANAGING MEMBERS:

None